Exhibit 99.1

Contact: FOR IMMEDIATE RELEASE
Francie Nagy
Investor Relations
Tel: +1-212-515-4625

Aircastle Announces Third Quarter 2006 Results

Third Quarter 2006 Highlights

-	Net income of $15.2 million, or $0.32 per diluted common share, including non-cash expenses of $17.5 million for depreciation and share based payment expense.

-	Acquired 14 aircraft for $405 million and had commitments to acquire four additional aircraft for $72.3 million.

-	Completed initial public offering on August 11, 2006 of 10,454,535 common shares at a price of $23 per share, raising net proceeds of $219.8 million after transaction costs.

-
Dividends for the third quarter totaled $0.35 per common share. This consisted of a partial third quarter dividend of $0.194 per common share declared on October 9, 2006 and a partial third quarter dividend of $0.156 per common share declared on August 2, 2006.

Summary of Financial Results

Stamford, CT. November 7, 2006 - Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) announced the results of its operations for the quarter ended September 30, 2006.

The Company recorded net income of $15.2 million, or $0.32 per diluted common share, on revenue of $53.1 million. Third quarter revenue increased 26% over second quarter 2006. The growth in revenues reflects the growth in our aircraft portfolio. Net income for the third quarter increased 200% over second quarter 2006. Results for the second quarter 2006 included $4.3 million of non-recurring, non-cash charges relating to stock purchases and a $1.9 million write-off of deferred financing fees in connection with the paydown of a warehouse facility.

Joe Adams, Deputy Chairman of Aircastle, commented: “We are focused on increasing our dividend by executing on our acquisition strategy.  We completed the purchase of 14 aircraft for $405 million during the third quarter and our investment pipeline continues to reflect a robust supply of attractive investment opportunities.”

Aircastle’s CEO, Ron Wainshal, added: “We’ve taken advantage of strong global demand and signed commitments to place all of our aircraft with scheduled lease expirations through 2007 on favorable terms.  More specifically, contractual lease rentals for these 11 aircraft are approximately 17% higher in total than the current leases, while the renewal lease terms average more than five years.”

Select Financial Data

($ in millions)	Year Ended	Three Months Ended
	12/31/05	6/30/06	9/30/06
Income Statement Data:		(unaudited)	(unaudited)
Revenues	$ 36.0	$ 42.1	$ 53.1
Net income	$ 0.2	$ 5.1	$ 15.2

($ in millions)	12/31/05	6/30/06	9/30/06
Balance Sheet Data:		(unaudited)	(unaudited)
Flight equipment held for lease	$ 746.1	$ 1,120.5	$ 1,509.4
Debt securities	$ 26.9	$ 120.0	$ 120.3
Total assets	$ 967.5	$ 1,518.6	$ 1,808.5
Total liabilities	$ 556.6	$ 1,017.5	$ 1,160.1
Total shareholders’ equity	$ 410.9	$ 501.1	$ 648.4

Aircraft Leasing
During the third quarter 2006 Aircastle acquired 14 aircraft for $405 million, increasing flight equipment held for lease to $1.5 billion, a 35% increase over second quarter 2006. Since September 30, 2006 we acquired one aircraft for $25.3 million and, as of October 25, 2006, we have outstanding commitments to acquire four additional aircraft for $72.3 million. All pending acquisitions are expected to close during the fourth quarter. During the nine months ended September 30, 2006 we invested $890.7 million in aviation assets, including 33 aircraft and $92.7 million of debt investments.

As of September 30, 2006, our aircraft portfolio consisted of 65 aircraft leased to 32 lessees located in 23 countries. In third quarter 2006 we broadened our customer base and geographical diversity, adding four new customers and leasing to two new jurisdictions. As of September 30, 2006, all aircraft in the Company’s fleet were subject to lease.

Our Aircraft Leasing segment earned revenues of $50.5 million and contribution margin of $19.2 million in the third quarter of 2006, increases of 28% and 37%, respectively, as compared to the second quarter of 2006.

Aircraft Leasing

	Three Months Ended
($ in millions)	9/30/05	6/30/06	9/30/06
Revenues	$ 6.9	$ 39.6	$ 50.5
Expenses
Depreciation	3.1	11.7	16.3
Interest income	1.9	13.6	14.7
Other	0.2	0.3	0.3
Total expenses	5.2	25.6	31.3
Contribution Margin	$ 1.7	$ 14.0	$ 19.2

Debt Investments

Our Debt Investments segment earned revenue of $2.5 million and contribution margin of $1.2 million during the third quarter. Although third quarter revenues were equal to those earned in the second quarter, contribution margin decreased because of an increase in interest expense resulting from a 0.50% increase in the weighted average cost of funds on our repurchase agreements, net of hedging costs. There were no purchases or sales of debt investments during the third quarter. As of September 30, 2006 our debt investments had an unrealized gain of $13.5 million. Because the securities are classified as “available for sale” for accounting purposes, the unrealized gain is recorded in “Accumulated other comprehensive income” on the balance sheet.

Debt Investments

Three Months Ended
($ in millions)	9/30/05	6/30/06	9/30/06
Revenues	$ 0.9	$ 2.5	$ 2.5
Expenses
Depreciation	-	-	-
Interest	-	1.1	1.3
Other expenses	-	-	-
Total expenses	-	1.1	1.3
Contribution Margin	$ 0.9	$ 1.4	$ 1.2

Contribution margin includes revenue, depreciation, interest expense and other expenses that are directly connected to our business segments. Contribution margin is reconciled to income (loss) from continuing operations before income taxes for the three months ended September 30, 2005 and 2006 and for the three months ended June 30, 2006 as follows:

Reconciliation of contribution margin to net income

($ in millions)	Three Months Ended
	9/30/05	6/30/06	9/30/06
Contribution Margin	$ 2.6	$ 15.4	$ 20.4
Selling, general and administrative expenses	(4.2)	(10.1)	(5.1)
Depreciation and other expenses	(0.1)	(0.1)	(0.1)
Interest income on cash balances	0.3	1.5	1.8
Income (loss) from continuing operations before income taxes	$ (1.4)	$ 6.7	$ 17.0

Dividend
We paid a partial third quarter dividend of $0.156 per common share to holders of our common shares prior to our initial public offering. We subsequently announced a partial third quarter dividend of $0.194 per common share, payable on November 15, 2006 to holders of our common shares on October 31, 2006. Together, the dividends total $0.35 per common share for the third quarter.

Capital Markets Activity
On August 11, 2006, the Company completed its initial public offering of 10,454,535 common shares at a price of $23 per share, raising net proceeds of $219.8 million after transaction costs. $205.5 million of the net proceeds were used to repay debt and the remainder was used for working capital requirements and to fund additional aircraft acquisitions.

Financings
As of September 30, 2006, we had drawn down $277.9 million under our revolving credit facility we refer to as Credit Facility No. 2, leaving $472.1 currently available under that facility.

Conference Call
In connection with this earnings release, management will host an earnings conference call on Tuesday, November 7, 2006 at 5:00 P.M. eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 550-6338 (from within the U.S.) or (347) 284-6930 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the "Aircastle Third Quarter Earnings Call."

A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.

For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. eastern time on Tuesday, November 14, 2006 by dialing (888) 203-1112 (from within the U.S.) or (719) 457-0820 (from outside of the U.S.); please reference access code "566-9455".

About Aircastle Limited
Aircastle Limited is an aviation company that acquires, owns and leases high-utility commercial jet aircraft to airlines throughout the world. As of October 25, 2006, Aircastle had acquired and committed to acquire $1.8 billion of aviation assets including 70 aircraft leased to 35 lessees located in 24 countries.

Safe Harbor
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire and lease aircraft, pay and grow dividends, realize gains or income from our debt investments, secure financing and increase revenues and earnings. Words such as ‘‘anticipate(s)’’, ‘‘expect(s)’’, ‘‘intend(s)’’, ‘‘plan(s)’’, ‘‘target(s)’’, ‘‘project(s)’’, ‘‘believe(s)’’, ‘‘will’’, ‘‘would’’, ‘‘seek(s)’’, ‘‘estimate(s)’’ and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Aircastle Limited's expectations include, but are not limited to, our significant customer concentration; our continued ability to obtain additional capital to finance our growth; our continued ability to acquire aircraft at attractive prices; our continued ability to obtain favorable tax treatment in Bermuda and other jurisdictions; our ability to pay or maintain dividends; our ability to lease aircraft at favorable rates and maintain the value of our aircraft; our ability to realize gains or income from our debt investments; general economic conditions and economic conditions in the markets in which we operate; competitive pressures within the industry and/or markets in which we operate; the creditworthiness of our airline customers; interest rate fluctuations; our ability to obtain certain required licenses and approvals; the impact of future terrorist attacks or wars on the airline industry; our concentration of leases in certain geographical regions; and other risks detailed from time to time in Aircastle’s filings with the Securities and Exchange Commission (‘SEC”), including our Registration Statement on Form S-1 (File No. 333-134699), as such registration statement became effective on August 7, 2006, and in our other filings with the SEC. Such forward-looking statements speak only as of the date of this press release. Aircastle expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31, 2005	September 30, 2006
ASSETS Cash and cash equivalents	$ 79,943	(unaudited) $ 38,970
Accounts receivable	3,115	5,489
Debt securities, available for sale	26,907	120,271
Restricted cash and cash equivalents	40,652	106,714
Flight equipment held for sale	54,917	--
Flight equipment held for lease, net of accumulated depreciation of $14,685 and $52,267	746,124	1,509,443
Leasehold improvements, furnishings and equipment, net of accumulated depreciation of $165 and $547	1,529	1,494
Fair value of derivative assets	3,608	308
Aircraft purchase deposits	3,465	2,000
Other assets	7,272	23,770
Total assets	$ 967,532	$ 1,808,459
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings under credit facilities	$ 490,588	$ 351,226
Borrowings from securitization	--	554,733
Accounts payable, accrued expenses and other liabilities	12,038	29,829
Payable to affiliates	105	179
Lease rentals received in advance	6,241	10,233
Repurchase agreements	8,665	83,839
Security deposits and maintenance payments	37,089	111,190
Fair value of derivative liabilities	1,870	18,869
Total liabilities	$ 556,596	$ 1,160,098
SHAREHOLDERS’ EQUITY
Common shares, $.01 par value, 100,000,000 shares authorized, 40,000,000 shares issued and outstanding at December 31, 2005; and 51,507,252 shares issued and outstanding at September 30, 2006	400	515
Additional paid-in capital	400,009	629,238
(Accumulated deficit) retained earnings	(1,237)	9,405
Accumulated other comprehensive income	11,764	9,203
Total Shareholders’ equity	410,936	648,361

Total liabilities and shareholders’ equity	$ 967,532	$ 1,808,459

Aircastle Limited and Subsidiaries
Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Revenues	2005	2006	2005	2006
Lease rentals	$ 6,850	$ 50,415	$ 13,047	$ 121,413
Interest income	943	2,487	2,225	6,588
Other revenue	65	153	65	153
Total revenues	7,858	53,055	15,337	128,154
Expenses
Depreciation	3,182	16,419	6,644	38,182
Interest (net of interest income of $333 and $1,830 for the three months ended and $537 and $4,394 for the nine months ended September 30, 2005 and 2006, respectively)	1,604	14,177	3,217	35,058
Selling, general and administrative (including non-cash share based payment expense of $158 and $1,044 for the three months and $249 and $7,729 for the nine months ended September 30, 2005 and 2006, respectively)	4,103	5,179	7,950	21,219
Other expenses	367	312	921	1,229
Total expenses	9,256	36,087	18,732	95,688
Income (loss) from continuing operations before income taxes	(1,398)	16,968	(3,395)	32,466
Income tax provision	208	1,786	461	4,453
Income (loss) from continuing operations	(1,606)	15,182	(3,856)	28,013
Earnings from discontinued operations net of income taxes	-	-	-	3,399
Net income (loss)	$ (1,606)	$ 15,182	$ (3,856)	$ 31,412
Basic earnings (loss) per share:
Income (loss) from continuing operations	$ (.04)	$ .32	$ (.10)	$ .64
Earnings from discontinued operations, net of income taxes	-	-	-	.08
Net income (loss) per share	$ (.04)	$ .32	$ (.10)	$ .72
Diluted earnings (loss) per share:
Income (loss) from continuing operations	$ (.04)	$ .32	$ (.10)	$ .63
Earnings from discontinued operations, net of income taxes	-	-	-	.08
Net income (loss) per share	$ (.04)	$ .32	$ (.10)	$ .71
Dividends paid per share	$ -	$ .506	$ -	$ .506

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months ended September 30,
Cash flows from Operating activities	2005	2006
Net (loss) income	$ (3,856)	$ 31,412
Adjustments to reconcile net (loss) income to net cash provided by operating activities (inclusive of amounts related to discontinued operations):
Depreciation	6,644	38,182
Amortization	1,497	2,981
Deferred income taxes	38	2,239
Accretion of purchase discounts on debt securities	(524)	(619)
Non-cash share based payment expense	249	7,729
Cash flow hedges reclassified into earnings	-	(1,197)
Ineffective portion of cash flow hedges	(38)	(815)
Gain on the sale of flight equipment held for sale	-	(2,240)
Changes on certain assets and liabilities:
Accounts receivable	(917)	(2,374)
Restricted cash and cash equivalents	(11,046)	(66,062)
Other assets	(4,111)	(818)
Accounts payable, accrued expenses and other liabilities	3,907	848
Payable to affiliates	(785)	74
Lease rentals received in advance	1,493	3,992
Security deposits and maintenance payments	8,215	74,101
Net cash provided by operating activities	766	87,433
Cash flows from investing activities
Acquisition and improvement of flight equipment	(173,293)	(746,081)
Disposition of flight equipment held for sale	-	57,157
Purchase of debt securities	(22,981)	(92,762)
Margin call on derivative	-	(1,555)
Leasehold improvements, furnishings and equipment	(618)	(347)
Aircraft purchase deposits	(5,280)	(40,997)
Principal repayments on debt securities	312	3,589
Proceeds from sale of debt securities	3,294	-
Net cash used in investing activities	(198,566)	(820,960)
Cash flows from financing activities
Issuance of common shares	-	279,156
Transaction costs from issuance of common shares	-	(20,609)
Repurchase of shares	-	(36,932)
Proceeds from securitization	-	560,000
Credit facility borrowings	129,120	660,302
Securitization repayments	-	(5,267)
Credit facility repayments	-	(799,664)
Deferred financing costs	(2,806)	(14,978)
Proceeds from repurchase agreements	3,039	76,007
Proceeds from terminated cash flow hedges	-	16,142
Principal repayment on repurchase agreement	-	(833)
Dividends paid	-	(20,770)
Capital contributions	130,533	-
Net cash provided by financing activities	259,886	692,554
Net increase (decrease) in cash and cash equivalents Cash and cash equivalents at beginning of period	62,086 -	(40,973) 79,943
Cash and cash equivalents at end of period	$ 62,086	$ 38,970
Supplemental Disclosures of cash flow information
Cash paid during the period for interest	$ 2,475	$ 33,776
Cash paid during the period for income taxes	$ -	$ 1,079

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